Exhibit 99.1

Warren Resources announces closing of $352.5 Million Marcellus Acquisition and Third Amended and Restated Credit Agreement with Increased Borrowing Base of $225 million

NEW YORK, August 11, 2014 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) (“Warren” or the “Issuer”) announced today that it has closed on its previously announced acquisition of the Marcellus assets of Citrus Energy Corporation and two additional working interest owners for $352.5 million. The purchase price consisted of $40 million in Warren common stock priced at $6.00 per share, and approximately $312.5 million paid in cash, subject to further customary post closing adjustments.

In connection with the acquisition, Warren also entered into a five-year, Third Amended and Restated Credit Agreement, with Bank of Montreal, as Administrative Agent, which will provide for a maximum credit amount of $750 million and an initial borrowing base of $225 million.

“This acquisition provides Warren with scale and diversification into a new core basin and leverages Warren’s engineering and operational expertise in exploiting known geologic resources,” remarked Philip Epstein, Warren’s Chairman and CEO. “Additionally, we are excited to have Citrus’ Co-Founder and CEO, Lance Peterson, join our Board, and welcome the expertise that he and his team will bring to Warren.”

About Warren

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin and the Leroy Pine Project in the Santa Maria Basin, both in California, and natural gas in the Washakie Basin in Wyoming and Marcellus Shale in Pennsylvania.

Forward-Looking Statements

Portions of this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors may cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Warren believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: changes in oil and gas prices and hedging activities undertaken in relation thereto; changes in expected levels of oil and gas reserve estimates and production estimates; the inability to drill wells on a substantial portion of our acreage due to insufficient capital, market conditions or other factors; the timing and results of drilling and other development activities; any inability to hold substantial leases; governmental and environmental regulations and permitting requirements and delays; the availability of capital and credit market conditions; unsuccessful exploratory activities; unexpected cost increases; delays in completing production, treatment and transportation facilities; the availability and cost of obtaining equipment and technical personnel; operating hazards; risks associated with the availability of acceptable transportation arrangements; unanticipated operational problems; potential liability for remedial actions under existing or future environmental regulations; changes in tax, environmental and other laws applicable to our business as well as general domestic and international economic and political conditions; concentration of customers; inability to replace reserves as they are produced; climate change; computer security breaches; and factors that may affect our common stock including the numbers of shares subject to registration rights; stock price volatility; anti-takeover measures in our organizational documents; and any failure to make appropriate assumptions or estimates in the preparation of our financial statements or to maintain adequate internal control over financial reporting. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other public filings and press releases.

Warren Resources, Inc.

CONTACT: Robert Ferer, Investor Relations 212-697-9660